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Exhibit 11   Computation of Earnings Per Share


                                                             THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                                SEPTEMBER 30,                        SEPTEMBER 30,
                                                       ------------------------------        ------------------------------
                                                           1997               1996               1997              1996
                                                       -----------        -----------        -----------        -----------

PRIMARY EARNINGS PER SHARE:
  Weighted average and common equivalent shares         26,488,219         26,265,693         26,331,254         26,186,500
                                                       -----------        -----------        -----------        -----------
  Net income                                           $ 8,928,174        $ 3,479,007        $26,708,818        $24,003,163
                                                       ===========        ===========        ===========        ===========
  Net income per share                                 $      0.34        $      0.13        $      1.01        $      0.92
                                                       ===========        ===========        ===========        ===========

FULLY DILUTED:
  Weighted average and common equivalent shares         26,488,219         26,265,693         26,331,254         26,186,500
                                                       -----------        -----------        -----------        -----------
  Net income                                           $ 8,928,174        $ 3,479,007        $26,708,818        $24,003,163
                                                       ===========        ===========        ===========        ===========
  Net income per share                                 $      0.34        $      0.13        $      1.01        $      0.92
                                                       ===========        ===========        ===========        ===========


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